Exhibit 99.1

News Release
For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Announces Quarterly Common Stock Dividend

and Results of Annual Shareholders’ Meeting

SYRACUSE, N.Y. — May 17, 2023 — Community Bank System, Inc. (NYSE: CBU) (the “Company”) announced that it has declared a quarterly cash dividend of $0.44 per share on its common stock. The dividend will be payable on July 10, 2023 to Shareholders of record as of June 15, 2023. The $0.44 cash dividend represents an annualized yield of 3.85% based on the closing share price of $45.69 on May 16, 2023.

The Company also announced that its Shareholders voted in line with the Board of Directors’ recommendations on all proposals at its Annual Shareholders’ Meeting on May 17, 2023 and elected all twelve (12) of the directors standing for re-election for a one-year term. The Shareholders also (i) approved, on an advisory basis, the Company’s executive compensation programs, (ii) approved, on an advisory basis, to hold future say-on-pay votes every year, and (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm.

Community Bank System, Inc. operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts through its banking subsidiary, Community Bank, N.A. With assets of over $15.2 billion, the DeWitt, N.Y. headquartered company is among the country’s 125 largest banking institutions. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, insurance and wealth management services through its Community Bank Wealth Management Group and OneGroup NY, Inc. operating units. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration and actuarial consulting services to customers on a national scale. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of the Company’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on housing prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking or savings account deposits and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; the effect on stock market prices on the Company’s fee income businesses, including its employee benefit services, wealth management, and insurance businesses; the successful integration of operations of its acquisitions; competition; changes in legislation or regulatory requirements; and the timing for receiving regulatory approvals and completing pending transactions. For more information about factors that could cause actual results to differ materially from the Company’s expectations, refer to its reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under “Risk Factors” as filed with the SEC and available on the Company’s website at https://ir.communitybanksystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.